EXHIBIT 21.1
Subsidiaries of the Registrant

Entity Name	Jurisdiction
360 EPPA Pty Ltd	Australia
360 Hip Systems Pty Limited	Australia
360 Knee Systems (NZ) Limited	New Zealand
360 Knee Systems Pty Ltd	Australia
360 Med Care Pty Ltd	Australia
Athena Finance Limited	Barbados
Cefar-Compex Medical AB	Sweden
Chattanooga Europe, B.V.	Belgium
Colfax (Wuxi) Pump Company Limited	China
Colfax Group GmbH	Germany
DJ Orthopedics de Mexico, S.A. de C.V.	Mexico
DJ Orthopedics Services, SA de CV	Mexico
DJO Asia-Pacific Ltd.	Hong Kong
DJO Benelux B.V.	Belgium
DJO BRASIL LTDA.	Brazil
DJO Canada Inc.	Ontario
DJO Consumer, LLC	Delaware
DJO FINANCE LLC	Delaware
DJO France S.A.S.	France
DJO Global India Healthcare Private Limited	India
DJO Global Pty Ltd	Australia
DJO Global Switzerland SARL	Switzerland
DJO Global, Inc.	Delaware
DJO Iberica Productos Ortopedicos S.L.	Spain
DJO Italia SRL	Italy
DJO Medical Device Trading (Shanghai) Ltd.	China
DJO Motion Ireland Limited	Co. Dublin
DJO Nordic Aktiebolag	Sweden
DJO Tunisie SARL	Tunisia
DJO UK Ltd.	England and Wales
DJO, LLC	Delaware
Elastic Therapy, LLC	North Carolina
Empi, Inc.	Minnesota
Encore Medical GP, LLC	Nevada
Encore Medical Partners, LLC	Nevada
Encore Medical, L.P.	Delaware
Enovis Athena Limited	Bermuda
Enovis Corporation	Delaware
ENOVIS SERVICES KFT.	Hungary
Enovis South Africa (Pty) Ltd.	South Africa
Insight Medical Systems, Inc.	Delaware
KICO Knee Innovation Company Pty Limited	Australia
Labindia Liteforce Private Limited	India
Litecure (Shanghai), LLC	China
Litecure Asia Limited	Hong Kong
LiteCure LLC	Delaware
LT Technology Ltd	China
Mathys (Schweiz) GmbH	Switzerland
Mathys AG Bettlach	Switzerland

Mathys Immobilien GmbH	Germany
Mathys KK	Japan
Mathys Ltd.	New Zealand
Mathys Medical Device Trading Co., Ltd.	China
Mathys Orthopadie GmbH	Germany
Mathys Orthopadie GmbH	Austria
Mathys Orthopaedics Belux	Belgium
Mathys Orthopaedics BV	Netherlands
Mathys Orthopaedics Limited	England and Wales
Mathys Orthopaedics Pty Limited	Australia
Mathys Orthopedie SAS	France
Mathys Ortopedia Srl	Italy
Medireha GmbH Produkte für die medizinische Rehabilitation	Germany
MEDSHAPE, INC.	Delaware
Mo Milling Pty Ltd	Australia
Motion Parent, Inc.	Delaware
MT Central Finance SARL	Switzerland
Ormed GmbH	Germany
Ortho Pros Express, Inc.	North Carolina
Orthomed Medizintechnik GmbH	Austria
Quantum Ops, Inc.	Delaware
Rikco International LLC	Wisconsin
Speetec Implantate AG	Switzerland
Speetec Implantate GmbH	Germany
Surgi-Care, Inc.	Massachusetts
Trilliant Surgical, LLC	Texas